CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated January 27, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A 33-19655) of Dreyfus New Jersey Municipal Bond Fund, Inc.


                                               /s/Ernst & Young LLP
                                               ERNST & YOUNG LLP

New York, New York
April 13, 1998